Exhibit 10.2

EPOCRATES, INC.

AMENDMENT NO. 1 TO

OFFER LETTER

This AMENDMENT NO. 1 (the “Amendment”) to that Offer Letter dated as of February 25, 2009 (the “Agreement”), by and between Epocrates, Inc., a Delaware corporation (the “Company”) and Rosemary A. Crane (the “Employee”) is entered into as of April 18, 2011 by and between the Company and the Employee.

RECITALS

WHEREAS, Section 13 of the Agreement provides that the Agreement may be changed in a written agreement signed by the Employee and a duly authorized officer of the Company; and

WHEREAS, the Employee and the Company wish to amend the agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in the Agreement and this Amendment, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1.                                      Section 4(c) of the Agreement is hereby amended and restated in its entirety as follows:

“c.                                 Intentionally Omitted.”

2.                                      Miscellaneous.

(a)                                  Continuing Effect of Agreement. All other provisions of the Agreement remain in full force and effect and unmodified by this Amendment.

(b)                                  Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the day and year set forth above.

COMPANY:

Epocrates, Inc.
a Delaware corporation

By:	/s/ Patrick S. Jones
Name:	Patrick S. Jones
Title:	Chairman of the Board of Directors

EMPLOYEE:

/s/ Rosemary A. Crane
Rosemary A. Crane